                                                               EXHIBIT 10(ii)


          CS - MCM MANAGEMENT SYSTEM AGREEMENT, FOR COMPUTER SERVICES


THIS AGREEMENT ("Agreement") is made effective as of the date executed by Corporate Systems Ltd. ("CS"), a Texas Limited Partnership, having a principal place of business at 1212 Ross Street, Post Office Box 31780, Amarillo, Texas, 79120 and The Travelers Insurance Company including its subsidiaries, affiliates and agents ("Customer"), a Connecticut corporation having a principal place of business at One Tower Square, Hartford, Connecticut 06183.


WHEREAS, it is the desire of the Customer to utilize Workers' Compensation medical cost management software program known as CS + Managed Care a software product owned by CS, which incorporated several certain third-party technologies, as identified in EXHIBIT G attached hereto and incorporated herein and certain software modules owned by CS and incorporated as a part of its claims administration system, herein referred to as "Third-Party Programs," and collectively referred to as the "Computer Services"; CS shall notify Customer as additional third party technology partners are contracted with and;

WHEREAS, it is the desire of CS to grant to Customer a non-exclusive license for Customer's access to remote direct on-line interactive processing and/or batch processing capabilities utilizing CS + Managed Care and the requested Customer specific modifications, as described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE OBLIGATIONS, MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.   Description of Property and Services:

     A. CS shall provide to Customer access to the CS + Managed Care System remote direct on-line interactive processing and/or batch processing capabilities necessary to facilitate the Computer Services as described in EXHIBIT F (The Work Flow), and with such custom designs otherwise provided in this Agreement.

     B. In preparation for the commencement of the above identified services, the parties have by mutual assent developed Design Requirements for the Pilot Implementation of the Contract, attached hereto and incorporated herein as Exhibit C.

          Provide that the Design Requirements of Exhibit C are implemented by December 21 of 1992, the Pilot Implementation phase, Exhibit C, of the Agreement shall begin on January 25, 1993. At Customer's option, given the successful completion of the Pilot Implementation in Dallas, Quincy and Morris Plains and Country Wide Implementation, Customer at its option, may request a design and development plan of an and or all items listed in Day 2 and/or Day 3. Prior to this, the parties shall by mutual agreement determine the total development costs. If such price is satisfactory to Customer, Customer will authorize CS to complete the work. The parties shall, by agreement, establish the order in which the Day 2 components shall be completed. The Day 3 portion, (EXHIBIT E), shall be provided to Customer at Customer's request, subject to CS's ability to develop the necessary components.

* Certain portions of this contract have been redacted for confidentiality. Redacted portions are marked [ ]. The registrant has filed the redacted portions with the SEC as required pursuant to Rule 406.



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          The parties, however, agree that some or all of the Day 3 components as described in Exhibit E can be developed before any or all of the Day 2 portions are completed.


     C. Customer reserves the right to use these Computer Services for the repricing of medical bills other than Workers' Compensation bills, specifically, automobile medical bills and automobile no-fault medical bills. The Pricing Schedule, described herein on Exhibit A, shall apply to these additional services. The implementation of these additional services shall begin when the parties have, in a signed writing, provided for their implementation.

2.   Term of Agreement:

     No termination of this Agreement, other than for cause, shall be effective earlier than 3 years from the date of execution. Either party may however give notice of its intention to terminate this Agreement, effective at the end of the initial term, by providing the other party 180 days written notice. If neither party exercises its option to terminate, this Agreement shall continue in successive 1 year terms or such other terms as agreed to in writing by the parties.

3.   Prices and Payment Terms:

     A. Customer agrees to pay for the comprehensive Computer Services furnished by CS at the prices specified in Exhibit A, "PRICING SCHEDULE" attached hereto and incorporated herein by reference, or if none are specified, at published prices in effect on the date of usage.

     B. All expenses incurred as a result of a Customer request for goods and/or services, other than those set out in Exhibit A, including but not limited to labor, computer time, printing, shipping, and expenses reasonably incurred for travel and lodging as well as art services, mailing or delivery expenses, shall be paid by Customer on a time and/or material basis.

     C. Invoices requesting payment for items described in Exhibit B and subsection B above will be sent to Customer for goods and services provided. Terms are net cash payable within thirty (30) days after date of invoice, unless notified otherwise by CS in writing. After thirty (30) days, one and one-half (1-1/2%) percent interest is charged monthly [eighteen 18% percent annually] from invoice date.

4.   Title:

     A. Customer information retained on CS data files is the sole property of the Customer, and such information may not be used, disclosed to third parties, transferred or altered without the written approval of the Customer, except as required to provide regulatory reporting or analysis or to meet the aggregate reverse data feed requirements of the Third-Party Programs.


                                      -2-


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     B.   CS retains title to and reserves all rights in the programs, data, information, or other property developed by CS hereunder.

5.   Revisions:

     (A) Either party, by giving to the other reasonable notice, may request reasonable revisions of the goods and services offered, method of operation, documentation provided, and equipment used. Any verbal notices shall be followed up by a written notice of such change. In no case will service or goods be less than agreed without renegotiation of this Agreement. If the parties cannot agree after attempting to renegotiate the agreement, then either arty may terminate this agreement by giving the other ninety (90) days prior written notice of its intention to terminate.

     (B) The initial load of the Provider File will be furnished by CS. Such Provider File revision shall be performed by Customer through the utilization of CS' realtime and Managed Care production screens.

6.   Security:

     Precautions have been taken by CS to prevent the loss or alteration of or improper access to Customer programs, data, information, or other property. Customer is responsible for utilizing, as desired, those features of the CS system which enhance the security of Customer programs, data, information, and materials.

     In the event that either party discovers improper access, such party will notify the other, and the parties will cooperate with each other to identify the person or persons responsible and to prevent future occurrences.

7.   Property:

     A. Customer in its use of any CS property in accordance with this Agreement; shall not misuse or modify, and shall otherwise protect and maintain such property; shall maintain any labels which identify ownership; shall not retain such property as a set-off or in full or partial satisfaction of any claim against CS, and shall return such property upon termination of usage in accordance with CS' instructions and in the same condition as received, normal wear and tear excepted.

     B. The compatibility of Customer's interfacing equipment and methods shall be identified by the parties prior to the Pilot Program. After this identification, should the Customer modify or revise its interfacing equipment or methods, thereby causing CS to modify its interfacing equipment or methods in order to continue the repricing service, all costs to do so will be the responsibility of the Customer.


                                      -3-


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8.   Audits and Governmental Examinations:

     CS agrees to permit auditors retained by Customer to audit the procedures for handling and processing data hereunder upon reasonable notice and compliance with CS's reasonable security procedures. The parties also acknowledge that certain federal and state agencies may require access to facilities and records of CS to audit the performance of the Computer Services by CS for Customer under this Agreement, and CS will cooperate with respect to all such governmental audits.

9.   Disposition of Customer Programs, Data, Information, or other Property:

     If Customer fails to remove or instruct CS in writing on the disposition of Customer program, data, information, or other property on CS premises within thirty (30) days after termination of this Agreement, or after written notice from CS, CS may destroy or otherwise dispose of same. Customer information retained on CS data files is the sole property of the Customer and upon termination of this Agreement will be available to Customer in the form of one hard copy and one magnetic tape copy at an additional cost to Customer and upon Customer's remittance to CS of such reasonable fees to cover such final servicing and handling of materials.

10.  Default:

     Any of the following shall constitute an event of default:

     1) If either party shall petition for relief under any chapter of the Federal Bankruptcy Act, as amended, or if any involuntary petition thereunder should be filed against either party, and is not set aside within thirty (30) days, or if either party is adjudicated bankrupt, or if a receiver is appointed for either party's business and if CS as a debtor-in-possession, or a trustee in bankruptcy in a case under the Bankruptcy Code rejects this Agreement or any agreement supplementary hereto,

     2) If either party makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

     3) If either party breaches this Agreement and fails to cure such breach within a minimum of 30 days, or such other mutually agreeable extension of time after receipt of written notice of such breach from the non-defaulting party. If CS fails to cure such breach(es) within the cure period, Customer may at its option terminate this Agreement. In cases where such breach(es) amounts to a failure by CS to provide the Computer Services as contemplated by the parties, and Customer can no longer utilize the Computer Services on behalf of its clientele, Customer may, at its option, terminate this Agreement and require CS to reimburse Customer the amount of Customer's then provable monthly
          expenses in excess of what Customer would have paid to CS.  [    ]

[ ] Material Redacted for Confidentiality


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          If CS breaches this Agreement but only a diminishment of the Computer
          Services occurs, then Customer will have the option of continuing its use of the Computer Services but at a reduced rate in proportion to the diminished services.

11.  Warranties, Remedies, and Disclaimers:

     A. CS warrants any processing or storage services including the repricing services furnished hereunder against malfunctions, errors, or loss of data which are due to errors on the part of CS, its equipment, or its employees. If Customer notifies CS in writing and furnishes adequate documentation of any malfunction, error, or loss of data covered by the above warranty within twenty (20) days after its occurrence or if CS discovers any malfunction, error, or loss of such data, then:

     (1) With respect to malfunction or error, CS shall without charge reprocess reports designated by the Customer which fall within reasonable check point intervals; and

     (2) With respect to lost data, CS shall either (i) regenerate without charge any lost data if Customer provides adequate backup materials in machine readable form, or (ii) if Customer does not provide such backup materials, grant Customer a credit in an amount equal to the CS estimated cost of regeneration, such estimate to be made as if such backup materials were available.

     (3) If such errors not attributable to Customer, shall result in the imposition of State(s) penalties against Customer, CS shall reimburse Customer for the total amount of such penalties. If requested, Customer will provide evidence of the imposition of such penalties to CS.

     B. CS warrants that the repricing is correct and is in accordance with the applicable rules and regulations of the States, and CS will pay any penalties that may occur if the repricing is found to be incorrect and such error is not attributable to Customer. The warranty covers only those fee schedules and repricing rules of the States which CS has available in its Managed Care System.

     C. THE COMPUTER SERVICES REQUIRES THE USE OF THIRD PARTY SOFTWARE PROGRAMS OBTAINED BY CS FROM VARIOUS THIRD PARTY LICENSORS AND OTHER SOURCES. CS WARRANTS THAT THE THIRD PARTY PROGRAMS AND DATA RECEIVED BY AND THROUGH THE THIRD PARTY PROGRAMS IS RELIABLE AND CS AGREES TO RUN REASONABLE CONTROL CHECKS THEREON. CS WARRANTS THAT IT OWNS THE SOFTWARE NECESSARY TO PROVIDE THE COMPUTER SERVICES AND/OR HAS THE AUTHORITY TO ALLOW CUSTOMER TO USE THE SOFTWARE WHICH IS THE SUBJECT OF THIS AGREEMENT INCLUDING ANY THIRD-PARTY SOFTWARE."

     D. CS agrees to defend, indemnify and hold Customer harmless from any loss, cost, expenses, damage or liability resulting from any action brought or threatened against Customer based on an allegation that the Computer Services or any component part thereof, or Customer's proper use of the Computer Services or any component part thereof,

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          supplied under this Agreement infringes a patent, copyright, or any other proprietary rights of a third party, provided Customer shall promptly notify CS in writing of such action, and gives CS authority, information and assistance at CS's expense for the defense of such suit or proceedings. In the event any such claim of infringement is made or threatened or injunctive relief is granted to a claimant, CS shall (a) obtain the right for Customer to continue use of the Computer Services; or (b) substitute another product of like capability; or (c) replace or modify the Computer Services product to render it non-infringing while retaining like capability; or (d) refund to Customer all sums rendered to CS to date for the use of the Computer Services or any such part affected by a claim or lawsuit; or (e) in the event any such claims or infringement results in injunctive relief relative to a portion of the Computer Services so that such claims for infringement relief results in only a diminishment of the Computer Services provided by CS occurs, then Customer shall, at its option, elect to continue its use of the Computer Services but at a reduced rate in proportion to the diminished services. Such rate to be determined by mutual written agreement of the parties. The protections afforded by this paragraph shall survive the cancellation, termination or expiration of this Agreement.

     E. CS shall defend, indemnify and hold Customer harmless from and against all cost, claims, expenses, damages, and liability which Customer may suffer or be required to pay arising out of any act or omission of CS, its employees or agents, including but not limited to injuries to person (including death) or damage to property in connection with services rendered under this Agreement. The extent of CS' liability to Customer for purposes of this Section shall be no more than the policy limits of all applicable CS insurance policies, but in no event shall the aggregate limit of such policies provide less than $5,000,000.00 (five million dollars) coverage.

12.  Claim Payment Decisions:

     Customer understands that it is responsible for making all claim payment decisions, and that Computer Services, as defined under this Agreement, provides only data files and/or information to the Customer's staff.

13.  Professional Services; Service Bureaus:

     Customer is authorized to utilize the Computer Services in the course of processing Customer's workers' compensation claims or other Property Casualty claims or rendering professional advice to Customer's clients or customers; provided, however, that Customer is expressly prohibited without prior written consent of CS from (i) giving any person, including without limitation, its clients and customers, direct access to the Computer Services, or (ii) operating at anytime on a regular basis an on-line or off-line customer service bureau involving the Computer Services' programs. A customer service bureau is defined as providing medical bill processing as an unbundled service to clients for whom Customer is not the insurer or claims administrator.

14.  Confidentiality; Non-Competition:

     A. CS and any assignees agree to hold in confidence any and all information about Customer's business that may be provided to it, or that it may be exposed to, during the performance of this Agreement.

     B. Customer shall not sell, transfer, publish, disclose, display, or otherwise make available any computer program, systems specifications, systems documentation, flow charts, or other information, (all herein referenced as "Proprietary and Confidential Information") including but not limited to all such information in oral, written, or other form. Both parties will exercise the same degree of care with respect to the use, confidentiality and protection of any Proprietary and Confidential Information as the other exercises with respect to its own information of like importance. Both parties' obligations as set forth in this Agreement will not apply to any Proprietary and Confidential Information which (i) already was in either parties' possession without restriction and without breach of any standard of confidentiality at the time it was received from the other party, (ii) was in or enters into the public domain through no wrongful act of either party, (iii) was rightfully received by either party from a third party without restriction on disclosure, or (iv) was independently developed or acquired by either party without reference to such Proprietary and Confidential Information.

     C. Customer shall not use the Computer Services or any Proprietary and Confidential Information disclosed by CS under this Agreement, to compete with, or otherwise unduly take advantage of CS.

15.  Enhancements and Customization of Computer Services:

     A. From time to time, CS may create enhancements to the Computer Services, but CS will have no obligation to do so. CS shall make available without charge to Customer any available enhancements generally provided to other subscribers of CS's Computer Services.

     B. From time to time, Customer may request specific customization or modifications to the Computer Services in addition to the customization contemplated by the parties in Exhibits C, D, and E. CS agrees to negotiate in good faith towards the development of such customization upon mutually agreeable prices, terms, and conditions.

16.  Termination Rights:

     Either arty shall have the right to terminate this Agreement written notice in the event that either party, its officers or employees violate any other provision of this Agreement. Termination of this Agreement shall be in addition to, and not in lieu of any equitable remedies available to either party. Either party's duties under this
     Article 16 shall survive any termination of any other provision of this Agreement.

17.  Taxes:

     Customer shall pay all applicable state, local and federal sales, use and service taxes, (exclusive of personal ad valorem property taxes and taxes based on the net income of CS.) Customer shall not be liable and shall have no obligation to pay any penalties, interest, or late charges imposed as a result of CS's failure to pay its taxes on a timely basis, unless such late payment is attributable to Customer's non-payment of applicable sales and service taxes. CS shall notify Customer, in writing, within sixty (60) days after CS has knowledge of a State sales tax audit which can cause Customer's obligation to pay additional taxes hereunder. Failure of CS to so notify Customer shall release Customer of any obligation to pay any additional taxes assessed as a result of such audit. All CS invoices to Customer shall separately state on the invoice in which they apply all applicable taxes. Where permitted by law, Customer shall pay its taxes directly to the appropriate taxing authority.

19.  Force Majeure; Excused Performance:

     Either party shall not be liable for, and is excused from any failure to deliver or perform or for delay in delivery or performance due to a cause beyond its reasonable control, including, but not limited to, acts of nature, governmental actions, fire, labor difficulty, shortages, civil disturbances, transportation problems, interruption of power or communications, failure of either party suppliers or subcontractors, or natural disasters.

     In the event of the inability of CS to perform due to Force Majeure, Customer will have the option to terminate this Agreement, or substitute CS' services for that of another if the condition which excuses non-performance or late performance causes a delay in excess of five (5) days.

20.  Assignment or Transfer:

     CS may with prior written notice to Customer assign or transfer its rights or obligation under this Agreement to a successor of Corporate Systems, Ltd. The Travelers Insurance Company may transfer the right to use the services as detailed under this Agreement to any subsidiary, affiliate, department or division specifically for a period up to one year after it ceases to be a subsidiary, affiliate, department or division of the Customer, This assignment or transfer does not relieve the Customer of any of its obligations hereunder. Notwithstanding the foregoing, Customer may after receipt of such notice from CS, terminate this Agreement if assignee of CS is a competitor of Customer and the disclosure of Customer's claims data to such assignee will in Customer's opinion compromise the proprietary and/or confidentiality of Customer's profits data, and business and trade secrets.

21.  Publicity:

     Neither party shall use the name of the other in publicity releases, advertising, or similar activity without the prior written consent of the


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     other, except Customer will permit CS to include Customer name in its client list.

22.  Notices:
     All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, postage prepaid, return receipt requested, or otherwise actually delivered to the appropriate party as follows:

     If to CS:           Johnny Mize
                         Corporate Systems
                         1212 Ross Street
                         Amarillo, TX 79102

     cc to:              Director - MCM Services
                         Corporate Systems
                         3030 Warrenville Road
                         Lisle, IL 60532

     If to Customer:     The Travelers Insurance Company
                         Attn: Lana Pentore
                         One Tower Square - 1GS
                         Hartford, Connecticut 06183-9076

     cc to:              Michael Costigar
                         P.C. Claim - 8PB
                         One Tower Square
                         Hartford, CT 06183

23.  Enforcement:
     In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the maximum extent possible.

24.  Headings:
     The headings at the beginning of the Articles of this Agreement are for identification purposes and shall not, by themselves, determine the interpretation or construction of this Agreement.

25.  Waiver:
     The waiver or failure of either party to exercise in any respect any rights provided for herein shall not be deemed a waiver of any further right hereunder.

26.  Arbitration:

     Any controversy or claim, legal or equitable, arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the above, any party may seek provisional relief pending arbitration, including a temporary restraining order or preliminary injunction, from any court of competent jurisdiction, either prior to, during, or subsequent to the filing of any arbitration proceeding. Such arbitration shall be conducted in Texas, pursuant to the Commercial Arbitration Rules of the American Arbitration Association, which are incorporated by reference herein, and the law of evidence of the State of Texas shall govern the presentation of evidence and discovery therein, unless the arbitrator shall for good cause determine otherwise. The decision of the arbitrator shall be final and binding on all parties to the proceeding. The prevailing party in the arbitration proceeding shall be awarded reasonable attorney's fees, expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrator shall for good cause determine otherwise.

27.  Multiple Copies:

     For the convenience of the Parties hereto, this Agreement may be executed simultaneously in one or more originals, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, without necessity of production of the others.

28.  Software Lockup:

     CS warrants that it will not install, trigger or in any intentional manner restrict the Customer from access to the Computer Services as described in this Agreement, except if Customer breaches this Agreement in accordance with Section 10, Subsection 3 and fails to cure such breach within thirty
     (30) days of receipt of written notice from CS.

29.  Availability of Backup System and Disaster Recovery System

     CS warrants that it has a data Recovery System whereby copies of all data generated by Company's business with CS is copied on magnetic tape and located off site of CS's facilities. When CS has developed a Backup System located at a site other than a CS place of business comprised of hardware and software capable of providing Customer with the direct on-line interactive services described herein, then CS will give Customer access. Requests for such access shall be provided to Customer at fees to be agreed to by the parties.

30.  Operational Performance

     a.   Systems Access

          CS will provide systems access as follows:

          7:00 a.m. to 10:00 p.m., EST Monday - Friday
          7:00 a.m. to  5:00 p.m., EST Saturday

          No access on Sunday, and the following holidays observed by Customer. These include New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

          Questions by Customer's Customer Services Representatives about the system's availability shall be answered by CS Network Operations representatives during the access hours stated above via a toll free "800" number, which CS will provide to Customer.

     b.   System Availability

          After execution of this Agreement, CS shall, by way of written Warranty Addendum, provide Customer with reasonable estimates of CS System availability percentages in relation to the total systems access hours as stated above, excluding availability related to
          Section 19, Force Majeure. Failure of CS to meet such percentages shall constitute a default in accordance with Section 10(3).

     c.   CS' Host Response Time

          After execution of this Agreement, CS shall by way of written Warranty Addendum provide a reasonable estimate of the percentage of real time transactions that shall execute at one seconds or less within the Corporate Systems host computer. CS' failure to meet these requirements shall constitute a default in accordance with Section 10(3).

31.  Entire Agreement:

     This Agreement constitutes the entire agreement between CS and Customer, and supersedes all prior contracts, agreements, proposals, understandings, representations, correspondence, or communications relative to the subject hereof. This Agreement may be modified only by a written instrument executed by authorized representatives of CS and Customer.

32.  Choice of Laws:

     The parties agree that this Agreement shall be construed in accordance with the laws of Texas.

Accepted :                              Accepted:

THE TRAVELERS INSURANCE COMPANY         CORPORATE SYSTEMS, LTD ("CS")
By:                                     CSC GENERAL PARTNER, INC.

Signature: /s/ Michael R. Costigar      Signature:
          ------------------------                ----------------------
Name:     Michael R. Costigar           Name: Johny Mize
     ----------------------------            ---------------------------
Title:   Vice President                 Title:  President
      ---------------------------             --------------------------
Date:   2/24/93                         Date:   2-19-93
     ----------------------------            ---------------------------











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